Maximizing Value for ALL Stockholders Investor Presentation May 2016 Exhibit 99.1

Stratus Properties Inc. (NASDAQ: STRS) owns, develops and operates a high-quality portfolio of diversified real estate assets, primarily located in the Austin, Texas area Executive Summary Properties include: W Austin Hotel & Residences Austin City Limits Live Barton Creek HEB Grocery Company-anchored retail projects Circle C Lantana

Delivering Long-Term Value Founded in 1992 as part of a highly leveraged spin-off The Company started off with real estate holdings burdened by substantial obstacles to development Current Board and management team, led by Mr. Beau Armstrong, have transformed the Company Success driven by local market expertise and established relationships to resolve complex and contentious entitlement, regulatory and utility issues Executing five-year plan announced in 2015 to maximize stockholder value Conducting review of strategic alternatives to maximize value for stockholders Stratus’ pre-tax NAV increased by approximately 25% from December 31, 2014 to December 31, 2015

Carl Berg, a large stockholder, launched a proxy contest to force the prompt liquidation of the Company, foregoing the substantial potential future value we believe we are well-positioned to achieve The price of Stratus stock has more than tripled since Mr. Berg became a stockholder Mr. Berg has made it clear he wants to exit His plan enables him to exit, but it doesn’t allow for a comprehensive review of all strategic alternatives to ensure we maximize value for ALL stockholders We believe his interest in liquidating is not aligned with the interests of all stockholders Nominated unqualified nominees with interests aligned with Mr. Berg No credible plan for the Company and minimal analysis to support his conclusions Situation

1. Elect the proven directors nominated by the Board Complete a thorough review of strategic alternatives Continue to build value in the properties before strategically marketing them for sale Board nominees, including CEO, have deep experience, relationships and understanding of the Austin market Support the best interests of ALL stockholders 2. Elect the Berg nominees Pursue a “fire sale” so Mr. Berg can exit, sacrificing potential future returns Each nominee has little or no experience in Austin real estate or as a director of a public company, according to Mr. Berg’s own disclosures One nominee works for Mr. Berg, the other nominee has a contractual arrangement (a “golden leash”) with Mr. Berg that provides an incentive to sell the Company in the near-term, regardless of whether this would maximize value OR Stockholders are Asked to Choose:

Stratus Has Delivered Results to Stockholders [1] Total returns assume dividends are reinvested. [2] Peer group used for purposes of the performance graph included in Stratus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was comprised of the following real estate related companies: Alexander & Baldwin, Inc. (NYSE: ALEX), Consolidated-Tomoka Land Co. (NYSEMKT: CTO), Forestar Group Inc. (NYSE: FOR), The Howard Hughes Corporation (NYSE: HHC), Maui Land & Pineapple Company, Inc. (NYSE: MLP), The St. Joe Company (NYSE: JOE) and Tejon Ranch Co. (NYSE: TRC). Total Stockholder Returns

Prudently Managed Debt 1Following completion of the refinancing of the W Austin Hotel & Residences in January 2016, total debt as a percentage of total asset value used in determining pre-tax net asset value (NAV) was 42% at March 31, 2016. For a discussion of NAV, see “Cautionary Statement” on slide 29. Low debt to total asset value of 42% at 3/31/2016 1 Debt (at 3/31/2016): 54% non-recourse 60% fixed rate Excellent lender relationships – Have never missed an interest payment, defaulted on loan covenant or lost an asset through foreclosure Every development project Stratus has pursued has been accretive to asset value

Why Exit Now? Strong Austin Economy Supports Continued Asset Value Growth Housing starts were up 17% in 2014 compared to previous year Rental and occupancy rates are on the rise across office, retail, industrial and multi-family sectors Austin US Population growth since 2000 32% 12% Unemployment 3.4% 5.7% Higher Education (% age 25+ holding a Bachelor’s degree) 44.8% 28.5% Average resident age (years) 31.1 36.4 Austin, with 3% growth in 2015, was again the fastest growing metro above 1 million people in the nation

The Board’s Five-Year Plan (announced in March 2015): Plan was unanimously approved by the Board, including by Mr. Berg’s Board designee at the time, William Lenehan The Early Results: Significant increase in the pre-tax net asset value (NAV) of the Company’s assets (see slide 3) NAV increased by approximately 25% from 12/31/2014 to 12/31/2015 Continued outperformance of the Company’s stock compared to the S&P 500, Dow Jones U.S. Real Estate Index and peers Contributed to 48% rise in stock price during 2015 From the time we announced our five-year plan until the trading day before Mr. Berg’s announcement of his proxy contest, the price of Stratus stock appreciated approximately 24% while the S&P 500 and Dow Jones U.S. Real Estate Index each declined Five-Year Plan 1. Strategically complete development 2. Sell assets at the right time to maximize value for all stockholders over a five-year period 3. Distribute to stockholders the cumulative cash from sale proceeds

Strategy Has Already Yielded Accretive Transactions Parkside Village 5700 Slaughter $20.7 Million in Pre-Tax Gains $14.3 Million in Net Cash Proceeds Net Cash Proceeds Exceeded Previously Disclosed NAV by 33% Sold: $32.5 Million Sold: $12.5 Million Sales completed July 2015

Strategy Has Already Yielded Accretive Transactions W Austin Hotel & Residences / Austin City Limits Live Transaction completed Sept. 2015 Refinancing completed Jan. 2016 Elected to purchase JV partner’s interest and secured full ownership of iconic property in 2015 Favorable pricing compared to recent third party appraisals and hotel sales in the Austin market: Our net cost per room was approximately $510,000 The Four Seasons Hotel Austin, built in 1987, was sold in August 2015 for a reported $677,000 per room In January 2016, the Company refinanced the property with a 10-year, $150 million fixed-rate, non-recourse mortgage, enabling Stratus to recoup all but $8 million of its investment on an asset that was appraised for $239 million Expect to continue to generate more than $5 million in cash flow annually from this property, representing a 62% return on equity

Plan to Develop Additional Value in Properties Property acquired in 2013; attractive bids received and negotiating sale 87 acre infill site / 9 parcel assemblage Approximately 230,000 SF commercial development with 95,000 SF HEB grocery anchor HEB opened in October 2015; several other retail tenants have opened in 2016 35 acres of residentially zoned land 86% of space leased as of March 31, 2016 Strong relationship with HEB, a dominant grocer: large mixed-use property in heart of established community The Oaks at Lakeway

The Santal Stratus has completed the planning, engineering and permitting for the regional water, wastewater, drainage and roadway infrastructure necessary for the development of Barton Creek Section N Construction of a water treatment plant, linear utility construction, drainage facilities, and Tecoma Boulevard nearing completion; construction of a wastewater treatment plant began in January 2016 and service is anticipated to begin in May 2016 Section N approved for 1,860 multi-family units and 1.5 million square feet of commercial development First 236 multi-family units (The Santal) are under construction at a total cost of $43.7 million; first units completed in January 2016 and project completion expected in June 2016. Leasing is currently underway 212-unit second phase is currently in the planning stage Actively planning the first phase of commercial development Section N expected to be methodically developed and strategically marketed for sale 20 years of diligent planning and patience being rewarded Tremendous Development Opportunity at Barton Creek

Significant Unrecognized Value ($ in millions) $416.6 $659.8 Carrying Value and Estimated Gross Value Stratus Liabilities $295.9 Estimated Net Asset Value $363.9 Summary 357 Lots 2,352 Multi-Family Units 3.5 Million Commercial Square Feet 251 Hotel Rooms 2,750 Seat Venue

The Stratus Board of Directors has already addressed Mr. Berg’s requests by engaging a nationally recognized investment banking firm, Hentschel & Company, to explore all strategic alternatives Hentschel’s principals have advised on some of the largest and most complex real estate industry transactions over the course of their careers Evaluating full range of opportunities, including a sale Review intended to ensure all strategic options are considered in order to maximize value to stockholders Ironically, Mr. Berg’s proxy contest and public criticism could be detrimental to this process that he requested Negativity from Berg’s campaign could create impression that the Company feels under pressure to sell at a fire sale price Proxy contest threatens to damage critical relationships Stratus maintains with community leaders, lenders, developers, tenants and partners To our knowledge, Mr. Berg has never toured the assets of which he is so critical 5 Vote Against Berg’s Stockholder Proposal

We Believe Stratus Has the Right Team to Execute the Company’s Plan Team’s experience, relationships and regulatory knowledge are vital to successful development of properties in Austin   Your Board has nominated two highly qualified directors Mr. Beau Armstrong: Deep industry and market expertise critical for execution Mr. Charles Porter: Unique hospitality experience drives hotel, entertainment venue strategy Stratus director since 1998 Chairman, President and CEO 28-year career in real estate Leads day-to-day execution of our strategy, bringing extensive relationships and market knowledge that are critical to the Company’s successful development Proven success in working with local environmental, neighborhood and political leaders Deep Austin-specific real estate experience Serves as only liaison between management and the Board, which is critical to deploying strategy set by Board Has never sold Stratus stock in his over 20 years with the Company Stratus director since 2012 Chief Operating Officer of MG Holdings Services, LLC, a private asset management company Over 35 years of experience in the hospitality industry Served for 19 years as General Manager of Sheraton Steamboat Resort, managed by Starwood Hotels & Resorts Experience in conceptualizing and planning residential developments through entitlements, financing, construction, documentation and sales

We Believe Stratus' Board has the Right Mix of Qualifications and Professional Experience

Director	Biography	Joined BOD	Other Public BOD Exp.	Public Co. Mgmt.	Finance & Deal Exp.	Real Estate Develop't	Real Estate Finance
William H. "Beau" Armstrong III (*Chairman*)	Chairman of the Board, President and Chief Executive Officer of Stratus Properties Inc. Leads day-to-day execution of the strategy, bringing extensive relationships and market knowledge that are critical to successful development	1998	X	X	X	X	X
Charles W. Porter *Independent*	Chief Operating Officer of MG Holdings Services, LLC, a private asset management company; advisor and consultant to Moffett Holdings, LLC. 35+ years of experience in the hospitality industry. Experience in conceptualizing and planning residential developments through entitlements, financing, construction, documentation and sales	2012			X	X	X
Michael D. Madden *Independent*	Managing Partner of BlackEagle Partners, LLC; Chairman of the Board of Hanover Advisors. Extensive experience in the investment community, including as an investment banker for more than 20 years, advising multiple public and private companies. Previously served as Vice Chairman of Paine Webber Inc. and Executive Vice President, Chief Origination Officer and Executive Managing Director and Head of Global Business Development of Kidder, Peabody, & Co.	1992		X	X		X
James C. Leslie *Independent*	Private investor; President of Leslie Enterprises, L.P. Chairman of the Board of Ascendent Solutions, Inc.; former CEO of Cresa Partners. Nearly 20 years with The Staubach Company, a commercial real estate services firm	1996	X	X	X		X
James E. Joseph *Independent*	Dean of the Madden School of Business at Le Moyne College. Previously served as President & CEO of Oneida Ltd., one of the world's largest designers, marketers and distributors of housewares products	2015		X	X		
John C. Schweitzer *Independent*	President of Westgate Corporation, which holds investments in real estate and venture capital operations. Lead director of Regency Centers Corporation, a publicly-traded REIT. Served as a director of a number of public companies and financial institutions, including J.P. Morgan Chase Bank of Texas-Austin, the Circle K Corporation, and Homestead Village Incorporated	2016	X		X	X	X

Stratus’ Board has Stockholder Representation Stratus’ Board of Directors is committed to ensuring stockholders’ points of view are represented on our Board Mr. Charles Porter serves as the designee for one of Stratus’ largest stockholders, LCHM Holdings In addition to the valuable experience in hospitality and real estate that Mr. Porter brings to our Board, Mr. Porter’s interests are aligned with those of other stockholders Our Board remains committed to exploring nominees that can add valuable Austin real estate expertise or represent the interests of all stockholders For 13 years the Board granted representation to Mr. Berg Mr. Berg’s current nominees have clear financial ties to Mr. Berg – they are not independent Board added three new independent directors since 2012, i.e., 50% of the board joined in the last four years

2012 Governance Enhancements Stratus’ Board believes that Stratus’ corporate governance practices are in the best interests of Stratus and its stockholders In 2012, our Board implemented the following: Appointment of a lead independent director by the independent directors of the board Adoption of corporate governance guidelines Approval of director stock ownership guidelines Formation of a nominating and corporate governance committee, comprised entirely of independent directors Implementation of annual performance evaluations of the board as overseen by the nominating and corporate governance committee

Strong Governance Practices Stratus’ Board believes that Stratus’ corporate governance practices are in the best interests of Stratus and its stockholders Independent board 2015: 75% 2016: 83% Lead independent director 50% of the Board refreshed in the last four years Director stock ownership guidelines Fully independent audit, compensation and nominating and corporate governance committees Annual board performance evaluations

In 2015, the Board conducted an extensive review of governance using Green Street Advisors, a nationally recognized firm recommended by Mr. Berg’s designee, Mr. Lenehan Green Street considered Stratus’ position as a small-cap issuer with concentrated share ownership and real estate assets with long-term development potential Green Street advised that eliminating the classified board and stockholder rights plan would lift the stock price by a mere 1.6% Board concluded that classified board and stockholder rights plan, in place since the spin-off, along with Stratus’ other governance provisions, were appropriate for Stratus to enable the Board to take a longer-term view and be in a strong position to negotiate a change of control transaction to benefit ALL stockholders 2015 Governance Review

Governance Enhancements Since 2015 Annual Meeting Appointed 2 new independent directors to the Board (Messrs. Joseph and Schweitzer) Amended stockholder rights plan to make it more effective, and to accelerate the expiration date by more than one year, from May 29, 2018 to March 9, 2017 Responded to investor and independent compensation consultant feedback on executive compensation: Added a performance-based award to the long-term incentive program Applied a clawback policy to performance-vested restricted stock units Adopted an anti-pledging policy applicable to directors and executive officers, which applies prospectively Implemented “double trigger” equity acceleration after a change of control

We Believe Mr. Berg's Demands are Self-Serving

Mr. Berg's Hasty Demands		Your Board's Thoughtful Strategy
Mr. Berg demands a "fire sale"	➡	The Board's five-year plan clearly outlines a path to develop and sell properties over a five year period
Mr. Berg demands independent review of alternatives and hiring of bankers	➡	Company initiated a review and hired highly qualified bankers. Mr. Berg's proxy contest now threatens to disrupt the pending review of strategic alternatives
Mr. Berg demands Board representation	➡	Mr. Berg had Board designees for more than 13 years who voted in support of every major Board decision, including the five-year plan
Mr. Berg has criticized our investment in the W Austin Hotel & Residences	➡	We believe investment in W Austin has been a success, adding value for stockholders. Mr. Berg has refused repeated invitations to visit the property and other projects of which he is critical
Mr. Berg has a self-serving desire to liquidate Stratus for immediate cash-out	➡	The Board's strategy retains long-term value for the benefit of ALL stockholders

23

We Believe Mr. Berg’s Hand-Picked Board Slate is Unsuitable to Serve on Stratus’ Board Contractual arrangements and relationships that encourage Messrs. Dean and Knapp to act in the interests of Mr. Berg, NOT in the interests of all stockholders Little or no experience as directors of public companies Little or no experience with the development of real estate in Austin Mr. David M. Dean Under Mr. Dean’s leadership, Crescent Real Estate experienced substantial financial declines in the years leading up to its 2007 acquisition Mr. Michael L. Knapp Mr. Knapp has spent more than 20 years working for businesses associated with or controlled by Mr. Berg Mr. Dean has spent the majority of his career as in-house legal counsel Mr. Dean appears to have no public company board experience Mr. Knapp’s only experience as a public company director occurred in the late 1990s, when he just briefly served on an interim board at Mission West Properties for six months after Mr. Berg and other private investors purchased approximately 80% of Mission West stock

Mr. Berg’s Nominees are Incentivized to Protect HIS Interests Neither Mr. Knapp nor Mr. Dean is independent of Mr. Berg Mr. Knapp has been a full-time employee of Mr. Berg’s companies for more than 20 years Mr. Dean has financial ties to Mr. Berg In his proxy materials, Mr. Berg discloses a “golden leash” arrangement with his nominee, Mr. Dean, that creates a financial incentive for Mr. Dean to work to sell the Company within 3 years In effect, Mr. Berg is using a financial incentive for his nominee to act to serve Mr. Berg’s own, short-term interest in liquidity We believe this arrangement would interfere with Mr. Dean’s ability and fiduciary duty as a director to act in the best interests of all stockholders

Can You Trust Mr. Berg to Create Value? See His Track Record Valence Technology Mr. Berg joined Valence’s Board in the 1990s. He poured money into the company, amassing a substantial equity stake, while overseeing at least five CEO/leadership changes over the course of approximately a decade. Efforts to boost performance, however, did not prevent a bankruptcy filing. As Chairman of Valence, Mr. Berg presided over its bankruptcy, wiping out all other shareholders. To emerge, Mr. Berg made a deal to forgive his loans in exchange for full control. Other stockholders apparently lost everything Focus Enhancements Inc. Mr. Berg joined the Board in 2001 after amassing a stake in the company’s stock. Once again, the company filed for bankruptcy. Again, stockholders lost everything MoSys (Monolithic System Technology) Mr. Berg was on the Board in 2004 when he participated in a campaign similar to his Stratus campaign, calling for the sale of the company. Mr. Berg and other stockholders reached a sale agreement with a potential buyer, but the deal fell through. He retired from that Board after nearly 20 years, leaving behind a significantly weakened stock

Strong history of performance Strategic plan showing early results Experienced Board with critical Austin experience Board open to all opportunities, conducting strategic review Protecting long-term interests of ALL stockholders Support the Current Board on the WHITE Proxy Card to Deliver on Long-Term Value Creation Opportunity

Thank You

This presentation contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical facts, such as statements regarding the implementation and potential results of Stratus' five-year plan, projections or expectations related to operational and financial performance or liquidity, reimbursements for infrastructure costs, financing and regulatory matters, development plans and sales of properties, commercial leasing activities, timeframes for development, construction and completion of Stratus’ projects, capital expenditures, liquidity and capital resources, and other plans and objectives of management for future operations and activities. The words “anticipates,” “may,” “can,” “plans,” “believes,” “potential,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements that are not historical facts are intended to identify those assertions as forward-looking statements. Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause Stratus' actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the outcome of the strategic review process, Stratus’ ability to refinance and service its debt and the availability of financing for development projects and other corporate purposes, Stratus' ability to sell properties at prices its board considers acceptable, a decrease in the demand for real estate in the Austin, Texas market, changes in economic and business conditions, reductions in discretionary spending by consumers and corporations, competition from other real estate developers, hotel operators and/or entertainment venue operators and promoters, business opportunities that may be presented to and/or pursued by Stratus, the termination of sales contracts or letters of intent due to, among other factors, the failure of one or more closing conditions or market changes, the failure to attract customers for its developments or such customers’ failure to satisfy their purchase commitments, increases in interest rates, declines in the market value of its assets, increases in operating costs, including real estate taxes and the cost of construction materials, changes in external perception of the W Austin Hotel, changes in consumer preferences, changes in laws, regulations or the regulatory environment affecting the development of real estate, opposition from special interest groups with respect to development projects, weather-related risks and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC. Investors are cautioned that many of the assumptions upon which Stratus' forward-looking statements are based are likely to change after the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it does not intend to update its forward-looking statements notwithstanding any changes in its assumptions, business plans, actual experience, or other changes, and Stratus undertakes no obligation to update any forward-looking statements. This presentation also includes measures of estimated pre-tax net asset value (“NAV”), which are not recognized under U.S. generally accepted accounting principles (“GAAP”). We do not believe there is a directly comparable GAAP measure to NAV. We believe this measure can be helpful to investors in evaluating our business because NAV illustrates current embedded value in our real estate, which is carried on our GAAP balance sheet primarily at cost. Our management uses NAV as one of the metrics in evaluating progress on our five-year plan. NAV is not intended to be a performance measure that should be regarded as more meaningful than GAAP measures. Other companies may calculate this measure differently. For a discussion of NAV, including how our NAV is calculated, please see the Investor Presentation dated March 15, 2016, including the “Cautionary Statement,” available on our website at www.stratusproperties.com. Cautionary Statement

Stratus Properties Inc., its directors and certain of its executive officers are participants in the solicitation of proxies from Stratus stockholders in connection with the matters to be considered at Stratus’ 2016 Annual Meeting. Stratus has filed its definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on April 15, 2016 in connection with any such solicitation of proxies from Stratus stockholders. STRATUS STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Stratus’ directors and executive officers in Stratus stock, restricted stock units and stock options is included in their SEC filings on Forms 3, 4, and 5, which can be found through Stratus’ website (www.stratusproperties.com) in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in Stratus’ other SEC filings, including Stratus’ definitive proxy statement for the 2016 Annual Meeting and its Annual Report on Form 10-K for the year ended December 31, 2015. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with Stratus’ 2016 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Stratus with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Stratus’ website at www.stratusproperties.com, by writing to Stratus Properties Inc. at 212 Lavaca Street, Suite 300, Austin, TX 78701, or by calling Stratus’ proxy solicitor, Innisfree M&A Incorporated, toll-free at 888-750-5834. Important Additional Information